Exhibit 10.59

Comprehensive Facility Contract

(Applicable to Facility to Entities)

CHINA MINSHENG BANKING CORPORATION LIMITED

Comprehensive Facility Contract

Borrower: Beijing iQIYI Science & Technology Co., Ltd. (“Party A”)

Residence:            ***

Postcode:              ***

Legal representative:        ***

Telephone:            ***

Fax:                       ***

Account bank:       ***

Account number:          ***

Lender: China Minsheng Banking Corporation Limited, Beijing Branch (“Party B”)

Residence:            ***

Postcode:              ***

Legal representative:        ***

Telephone:            ***

Fax:                       ***

Account bank:       ***

Account number:          ***

Party A and Party B agree as follows and intend to be bound hereby through negotiations in the principles of good faith and equity in accordance with the Contract Law, the Commercial Banking Law and any other applicable laws and regulations of the PRC.

Chapter 1    Comprehensive Facility Amount and Type

Article 1 The maximum facility amount available to Party B from Party A under the Contract shall be RMB300,000,000.

The facility made available hereunder shall be used by Party A.

For purpose of this Contract, the facility amount shall be net of any deposit, which means any amount of finance available to Party A or any third party as a result of its payment of equal deposit shall not be counted toward the facility amount hereunder.

Article 2 The maximum facility amount provided hereunder may be made available for the types of facilities listed below:

RMB:

-	short-term working capital loan

-	banker’s acceptance bill

-	non-financing letter of guaranty

-	issuing domestic letter of credit

Trade Finance:

-	issuing letter of credit

Others:

-	wealth management

Chapter 2    Term of Facility

Article 3 The term of the maximum facility amount provided under Article 1 shall be one year, commencing as of June 12, 2017 and ending as of June 11, 2018.

Article 4 Party B may, at its sole discretion, inspect utilization of the facility made available hereunder from time to time and, upon finding any event described under Article 7, make any adjustment to the term provided under Article 3.

Chapter 3    Security

Article 5 Any claim created hereunder shall be enforceable by the security provided under the Contract of Maximum Amount Guarantee (NO. GONGGAOBAOZI1700000060016) made between Beijing Qiyi Century Science & Technology Co, Ltd. and Party B.

Article 6 Party B shall have the right to request any other security from Party A in addition to those provided under Article 5 in connection with any specific business contract made on reliance of this Contract.

Chapter 4    Utilization of Facility

Article 7 During the term hereof and within the maximum facility amount provided hereunder, Party A may use the facility amount in lump sum or installments. Party B shall enter into specific facility contract or agreement (the “specific business contract”) with Party A upon inspection to its satisfaction that such utilization of the facility is in compliance with the terms of this Agreement.

Article 8 During the term hereof, the aggregate outstanding amount of the facilities used by Party A hereunder shall be no more than the maximum facility amount provided hereunder, any facility paid up by Party A may be used on revolving basis, and any un-used facility shall be withdrawn automatically by the end of the term hereof.

During the term hereof, Party B may discontinue providing any remaining facility to Party A if Party A fails to perform any of its obligations provided under this Contract or any specific business contract.

Article 9 Party A shall apply for use of the facility within the term provided under Article 3, and the date of commencement to use such facility shall be no later than the end date of the term provided hereunder, subject to any adjustment of the term and in such circumstance, it shall be no later than the end date of term so adjusted.

Article 10 Party B shall have the right not to enter into any specific business contract with Party A unless all of the following conditions are satisfied:

10.1	Party A has provided at the request of Party B its documents including without limitation the duly inspected business license, the organization code and tax registration certificate, then current articles of association, and documents evidencing the identity of its legal representative including a copy of his/her ID;

10.2	Any document necessary for the security provided hereunder has become effective, and the mortgage/pledge provided therein has been created;

10.3	Party A is in no current or ongoing default or, if it has been in any default, such default has been resolved to the satisfaction of Party B or waived by Party B;

10.4	All of the covenants made by Party A under Chapter 5 have been observed as of the date of applicable disbursement; and

10.5	Party A’s financial conditions have no material change between the date hereof and the date of its application for use of the facility.

Article 11 Any fee, discount, interest collectable by Party B or any rate applicable thereto in connection with any note, guarantee or trade finance shall be agreed by the Parties in the applicable specific business contract.

Article 12 If there is any discrepancy between any specific business contract and this Contract, the specific business contract shall prevail.

Chapter 5    Party A’s Covenants

Article 13 Party A’s use of the facility shall be in compliance with applicable laws, regulations and the provisions under this Contract and the applicable specific business contract, and Party B may conduct inspection of the applicable specific business from time to time.

Article 14 As long as Party A is in use of the facility (which means the period from the date hereof until discharge of the entire claims entitled to Party A), Party A shall at the request of Party B provide its financial statements and the information regarding its account bank and number, balance of deposits and loans, and any other particulars.

Article 15 Party A may not provide security for the debt of any third party unless such provision has been notified to Party B in advance and will not have any effect upon any specific business contract made by the Parties.

Article 16 As long as Party A is in use of the facility, Party A shall notify Party B no less than 30 days in advance and discharge or cause to discharge all claims entitled to Party B prior to any merger, acquisition, consolidation, division, contract, lease, restructuring, reorganization, sale or transfer or any other disposition of any material assets or equities, or any material investment.

Article 17 Party A shall notify Party B in writing immediately upon occurrence of any event which pose serious threat to Party A’s ordinary course of business or its performance of its payment obligations hereunder (including without limitation any event set forth under Article 10.3).

Article 18 Party A shall notify Party B within seven days upon any change of its legal or business address, capital increase or reduction, or its legal representative or any of its senior management.

Article 19 Party A shall make due payment of any principal or interest, or fees or expenses accrued upon any specific business to which the facility provided hereunder is applied.

Article 20 Not Applicable

Chapter 6    Party B’s Covenants

Article 21 Party B shall approve application from Party A to use the facility provided hereunder subject to the terms hereof and duly perform any specific business contract.

Article 22 Unless otherwise provided under Chapter 7, Party B may not make any adjustment to the term and maximum amount of the facility provided hereunder which is adverse to Party A at its own discretion.

Chapter 7    Facility Adjustment and Acceleration

Article 23 During performance of this Contract, Party B shall have the right to adjust or withdraw the facility provided hereunder and request accelerated payment of all outstanding amount payable by Party A hereunder if:

23.1	Party A’s business operations deteriorate or experience material difficulty;

23.2	The conditions of the market in which Party A conducts its business experience material change;

23.3	Any related state policy is materially modified;

23.4	Party A is in violation of any contract or agreement to which it is a party or any covenant or warranty made by it, which constitutes breach of contract or makes any other creditor capable to accelerate or potentially accelerate payment of any debt owed to it;

23.5	The security provided hereunder is insufficient, or the party providing the security is in breach of the applicable security contract or any of its covenants, or the assets secured or pledged hereunder are destructed or materially impaired and Party A fails to provide any additional security requested by Party B.

23.6	During the term of this Contract, Party A indicates expressly or by its act that it is unable or fails to perform any of its obligations provided under this Contract or any specific business contract or any of its covenants.

23.7	The balance sheet, profits statement or any other material information provided by Party A to Party B contains false information or any material omission, or Party A rejects any supervision from Party B upon its use of the facility provided hereunder or any of its production, operation or financial activities.

23.8	Party A transfers any of its assets or funds illegally, or avoid payment of any debts due and payable by it, or conducts any activity which is prejudicial to the interests of Party B.

23.9	Party A’s financial conditions experience material change, or is involved in any lawsuit, arbitration, administrative or other proceedings, which may have adverse effect upon its performance of this Contract.

23.10	There is any other occurrence under which Party A is or could be incapable to perform its obligations hereunder; or

23.11	Party A is in violation of any of its covenants under Chapter 5 or fails to perform any of its obligations provided under this Contract or any specific business contract.

Chapter 8    Effectiveness

Article 24 This Contract shall be effective upon signature or affixture of seal by respective legal or authorized representative/principal of the Parties and affixture of their respective corporate/contractual seal.

Chapter 9    Dispute Resolution

Article 25 Any dispute arising from this Contract and/or any specific business contract shall be subject to jurisdiction of the court in the place of residence of Party B, unless otherwise expressly provided under the applicable specific business contract.

Chapter 10    Miscellaneous

Article 26 Any specific business contract made by Party A or any of its subsidiaries listed in Schedule I attached hereto and Party B shall be an integral part to and constitute one and same document with this Contract.

Article 27 This Contract is in four originals with two originals to be held by each of the Parties. Each original shall have the same effect.

Article 28 Upon execution of this Contract, Party B has made detailed descriptions and explanations regarding all of the terms under this Contract to Party A, and each of the Parties has no doubt regarding any of the terms hereunder and understands accurately the legal interpretation of its rights, obligations, restrictions or waivers hereunder.

Article 29 Additional Agreements

1	The facility provided hereunder may be used for day-to-day operations of Party A, any letter of guaranty issued on reliance of the facility provided hereunder shall be in the form acceptable to Party B, and any wealth management business transacted on reliance of the facility provided hereunder shall approved by Party B on case-by-case basis.

2	Use of the facility provided hereunder in excess of RMB200,000,000 is subject to additional approval from Party B.

3	The facility provided hereunder shall not constitute an obligation of Party B and Party B shall have sole discretion to grant such facility or not based on its applicable policies and management requirements. The details regarding use of such facility shall be set forth under the applicable specific business contract between Party B and the user of such facility.

4	All disputes arising from this Contract shall be subject to jurisdiction of the court in the place of execution of this Contract. This provision shall prevail over any other term hereof. This Contract is executed by the Parties in Haidian District, Beijing.

5	The address of each of the Parties is as follows:

Party A:    ***

Party B:    ***

The addresses set forth above shall be applied in connection with service of any notices, agreements, documents, or any other instruments regarding this Contract or any dispute arising therefrom, including any arbitration, lawsuit or action.

It is agreed that any change to the address set forth above shall be made in writing and notified pursuant to this Contract, and any such change made during any arbitration or lawsuit shall be duly notified to the competent arbitration agency or court.

If either Party fails to perform the notice obligation provided in the preceding paragraph, service to the address set forth above shall be deemed duly served. If any process is not served due to inaccurate address, change of address or refusal by the receiving party, such process shall be deemed duly served, if delivery by mail, upon the date on which it is returned; if delivery by person, upon the date on which the delivering person signs on the spot of the delivery. Any changed address shall not be valid address for service under this Contract unless such change is duly notified hereunder.

6	The Parties agree and irrevocably authorizes Party B to submit to the basic financial credit information database maintained by the government the name, registered address, business operations in connection herewith, historical transactions, and track records of previous performances and non-performances of Party A (including non-performance under this Contract, rulings or awards enforcing performance by Party A, and any other non-performing information of Party A).

This Contract is made by Party A and Party B in Haidian District, Beijing.

Party A:    Beijing iQIYI Science & Technology Co., Ltd. (seal)

[Company seal is affixed]

By:	/s/ Geng Xiaohua
Title:	legal representative/principal
Date:	May 16, 2017

Party B:    China Minsheng Banking Corporation Limited, Beijing Branch (seal)

[Company seal is affixed]

By:	/s/ Du Pengzhi
Title:	legal representative/principal
Date:	June 12, 2017